Exhibit 10.13

JOINDER AGREEMENT

           THIS JOINDER AGREEMENT (the “Agreement”), dated as of August 31, 2004, is by and between WESTLAKE TECHNOLOGY CORPORATION, a Delaware corporation, (the “Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of July 31, 2003, by and among Westlake Chemical Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

          The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

          Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

          1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

          2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Agent that:

     (i) The Subsidiary’s chief executive office, tax payer identification number, organization identification number, and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

     (ii) The type of Collateral owned by the Subsidiary and the location of all Collateral owned by the Subsidiary is as shown on Schedule 2 attached hereto.

     (iii) The Subsidiary’s legal name and jurisdiction of incorporation is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

     (iv) The patents, copyrights, and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents and trademarks owned by the Subsidiary.

          3. The address of the Subsidiary for purposes of all notices and other communications is 2801 Post Oak Blvd., Suite 600, Houston, Texas 77056, Attention: Treasurer (Facsimile No. (713) 960-9420).

          4. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

          5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

          6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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          IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

Westlake Technology Corporation

Albert Chao
President

Signature Page to Joinder Agreement

Acknowledged and accepted:

Bank of America, N.A.,
as Administrative Agent

Name:
Title:

Signature Page to Joinder Agreement

Schedule 1

	Chief Executive		Organizational	Tax Identification
Subsidiaries	Office	Chief Place of Business	number	Number
Westlake Technology	2801 Post Oak Blvd.,	2801 Post Oak Blvd.,
Corporation	Houston, Texas 77056	Houston, Texas 77056	2652078	76-0545480

Schedule to Joinder Agreement

Schedule 2

LOCATION OF COLLATERAL

Street Address	City	State
2801 Post Oak Blvd.	Houston	TX

Schedule to Joinder Agreement

Schedule 3

TRADENAMES

Westlake Technology Corporation

Schedule to Joinder Agreement

Schedule 4

REGISTERED PATENTS AND PATENT APPLICATIONS

Application Serial No. or Patent No.
Owner	Title	(U.S. unless otherwise noted)
Westlake Technology	IMPROVED CRACKING OF	GCC/P/2003/2643
Corporation	HYDROCARBONS	Gulf Cooperative Council

Westlake Technology	IMPROVED CRACKING OF	PCT/US03/14346
Corporation	HYDROCARBONS	PCT International Application

Westlake Technology	IMPROVED CRACKING OF	10/211,226
Corporation	HYDROCARBONS

Westlake Technology Corporation	REFRIGERATION PRODUCTION	6,276,167

Westlake Technology	SLURRY TRAY AND SLURRY	10/172,228
Corporation	TRAY ASSEMBLY FOR USE
IN FRACTIONATION TOWERS

Schedule to Joinder Agreement